Exhibit 23.2

PricewaterhouseCoopers LLP 185 Asylum Street, Suite 2400 Hartford, CT 06103-3404 Telephone (860) 241 7000 Facsimile (860) 241 7590

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of Freedom Group, Inc. of our report dated April 4, 2008 relating to the financial statements of The Marlin Firearms Company and Subsidiary, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

January 13, 2010